UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2023

SURGEPAYS, INC.

(Exact name of Registrant as specified in its charter)

Nevada	001-40992	98-0550352
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3124 Brother Blvd, Suite 104

Bartlett, TN 38133

(Address of principal executive offices, including zip code)

901-302-9587

(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SURG	The Nasdaq Stock Market LLC
Common Stock Purchase Warrants	SURGW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On January 5, 2023, SurgePays, Inc. (the “Company”), received a notification letter from the Listing Qualifications Staff of The NASDAQ Stock Market LLC (“Nasdaq”) indicating that, since the Company has not yet held an annual meeting of shareholders within twelve months of the end of its December 31, 2021 fiscal year, it is out of compliance with the Nasdaq rules for continued listing (Listing Rules 5620(a) and 5810(c)(2)(G)). The notification letter has no immediate effect on the listing of the Company’s securities on the Nasdaq Capital Market.

Under the applicable Nasdaq rules, the Company now has 45 calendar days to submit a plan to regain compliance. If Nasdaq accepts the Company’s plan, Nasdaq can grant an exception of up to 180 calendar days from the Company’s most recent fiscal year end, or until July 5, 2023, to regain compliance.

The Company expects to file a definitive proxy statement in the coming weeks for an annual meeting to be held in March 2023 to regain compliance with the applicable Nasdaq Listing Rules.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SURGEPAYS, INC.

Date: January 11, 2023	By:	/s/ David Ansani
	Name:	David Ansani
	Title:	Chief Administrative Officer